EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of Veritone, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10th day of December, 2018.

ACM MARKET NEUTRAL VOLATILITY STRATEGY FUND LP

By: Apis Capital Management LLC, its general partner

By:	/s/ Dr. Edgar Radjabli
Name:	Dr. Edgar Radjabli
Title:	Managing Partner

APIS VENTURES LLC

By: Apis Capital Management LLC, its manager

By:	/s/ Dr. Edgar Radjabli
Name:	Dr. Edgar Radjabli
Title:	Managing Partner

APIS CAPITAL MANAGEMENT LLC

By:	/s/ Dr. Edgar Radjabli
Name:	Dr. Edgar Radjabli
Title:	Managing Partner

/s/ Dr. Edgar Radjabli
DR. EDGAR RADJABLI